DESIGNER BRANDS INC.

FY22 BRAND BUILDING SUCCESS

+32%	+35%	+400 BPS
FY22 OWNED BRAND NET SALES GROWTH	FY22 DIRECT-TO-CONSUMER ("DTC") NET SALES GROWTH	FY22 GROSS MARGIN EXPANSION VS FY19

DIVERSE & GROWING PORTFOLIO OF OWNED BRANDS...


Hush Puppies
VINCE CAMUTO
Jessica Simpson
CROWN VINTAGE
LUCKY BRAND
KELLY & KATIE
MIX NO. 6

...RECENTLY AUGMENTED BY ACQUISITIONS OF ATHLETIC & ATHLEISURE BRANDS


Keds
LE TIGRE
THE ORIGINAL TIGER
topo athletic

CONTINUING TO REINFORCE OMNICHANNEL PRESENCE THROUGH E-COMMERCE

Pre-2019	Today
DSW DESIGNER SHOE WAREHOUSE	Keds, VINCE CAMUTO, topo athletic, DSW DESIGNER SHOE WAREHOUSE, THE SHOE COMPANY

~30% OF OWNED BRAND SALES COME THROUGH E-COMMERCE DTC SITES

HEALTHY 2022 FOR TOTAL COMPANY

+4.4%	$2.26	$1.85
FY22 COMP SALES	FY22 REPORTED DILUTED EPS	ACHIEVED FY22 ADJ. DILUTED EPS AT TOP OF INITIAL GUIDANCE

FULL FINANCIAL DATA AND NON-GAAP RECONCILIATIONS ARE AVAILABLE IN THE COMPANY'S Q4 2022 EARNINGS RELEASE, WHICH IS AVAILABLE AT INVESTORS.DESIGNERBRANDS.COM